SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  April 12, 2007



                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)

             Delaware                 0-16936              33-0123045
         ----------------           -----------         ----------------
    (State or other jurisdic-       (Commission          (IRS Employer
      tion of incorporation)         File Number)       Identification No.)


    Pennington Business Park, 55 Rt. 31 South, Pennington, NJ       08534
    ---------------------------------------------------------      --------
         (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.
            _________________________________________________________
         (Former name or former address, if changed since last report.)

Item 1.01   Entry into a Material Definitive Contract.

     On April 12, 2007, WorldWater & Power Corp. ("WorldWater") issued a press release, announcing the entry into a contract, valued at $16 million dollars, with the Fresno City Council (Fresno, California), to design, build and operate a 2 megawatt solar electric power system to be located at the Fresno Yosemite International Airport. The contract dictates that WorldWater will operate the system over a 20 year term, and completion of the installation is expected in 2008. Nautilus Solar Energy LLC, which provides system financing for WorldWater, will be the system owner. Nautilus Solar Energy, LLC is an energy investment and project development firm formed to develop, finance, own and operate distributed generation and utility scale solar power projects. A copy of the press release is furnished as Exhibit 99.1 to this report.


Item 9.01 - Financial Statements and Exhibits.

Exhibits

99.1     Press Release dated April 12, 2007


_____________________________________________________________________________

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WorldWater & Power Corp.


By: /s/ Quentin T. Kelly
--------------------------------------
Quentin T. Kelly Chairman and CEO


Date: April 16, 2007



EXHIBIT INDEX

99.1     Press Release dated April 12, 2007.

WORLDWATER & POWER CORP. LOGO

[GRAPHIC OMITED]



    WorldWater & Power Announces Award of 20-Year Solar Electric Power Purchase
               Contract for Fresno Yosemite International Airport

                   Two Megawatt Project Valued at $16 Million

Pennington, N.J. - April 12, 2007 - WorldWater & Power Corp. (OTC BB: WWAT.OB), developer and marketer of proprietary high-power solar systems, today announced that it has been awarded a 20-year solar electric power purchase contract by the Fresno City Council for the sale of solar electricity from a 2 MW state-of-the-art solar electric power system to be located at the Fresno
Yosemite International Airport. This project represents the largest solar electric project at any airport in the United States. WorldWater will design, build and operate the solar system over the 20 year contract. Fresno solicited proposals from a number of potential providers and subsequently chose WorldWater & Power to install, operate, and maintain this solar array - which is expected to eventually provide up to 40% of the airport's annual power consumption. In total, Fresno is projected to save nearly $13 million in energy costs over 25 years. WorldWater expects to complete the installation by early 2008, making Fresno a leader in utilizing renewable sources to reduce its energy costs and protect the environment.


 "This is a major achievement for WorldWater and follows on the heels of last year's record revenue," commented Quentin T. Kelly, Chairman and CEO of WorldWater. "We won the competitive bid, validating our expertise, experience and advanced technology. We are extremely pleased with the decision of Fresno to take advantage of WorldWater's system to maximize energy performance, resulting in long-term savings for the people of California."

------


About  WorldWater  &  Power  Corp.
----------------------------------
WorldWater & Power Corporation is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that provides solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Power Corp., visit the website at www.worldwater.com.
                                        ------------------

                 WorldWater & Power Contact: Jessie Sullivan: (609) 818-0700 X20
                                                        JSullivan@worldwater.com
                                                        ------------------------

                                     Press Contact: Mike Breslin Productions LLC
                                                    Mike Breslin: (201) 652-1287
                                                                   mbrez@aol.com
                                                                   -------------